UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2008
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda	1-31339	98-0371344
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

515 Post Oak Blvd., Suite 600, Houston, Texas	77027-3415
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On December 10, 2008, Weatherford International Ltd., a Bermuda exempted company and the filer of this report, which we refer to as Weatherford-Bermuda, entered into a Share Exchange Agreement with a wholly-owned subsidiary, Weatherford International Ltd., a Swiss company, which we refer to as Weatherford-Switzerland. The Share Exchange Agreement provides that shareholders of Weatherford-Bermuda will transfer all of their shares to Weatherford-Switzerland solely in exchange for the same number of shares of Weatherford-Switzerland pursuant to a Scheme of Arrangement under Bermuda law. As a result of the transaction, Weatherford-Bermuda will become a direct, wholly-owned subsidiary of Weatherford-Switzerland, and shareholders of Weatherford-Bermuda will hold shares in a Swiss corporation rather than a Bermuda company.
     The completion of the transactions contemplated by the Share Exchange Agreement is subject to specified conditions, including shareholder approval and the sanctioning of the Scheme of Arrangement by the Supreme Court of Bermuda. The board of directors of Weatherford-Bermuda may terminate the Share Exchange Agreement and abandon the transaction at any time before the Scheme of Arrangement becomes effective without obtaining shareholder approval. A copy of the Share Exchange Agreement is attached to this report and incorporated into this Item 1.01 by reference.
Item 7.01. Regulation FD Disclosure
     We issued a press release, dated December 10, 2008, announcing the redomestication transaction described above. A copy of that release is attached as Exhibit 99.1.
Important Additional Information Regarding the Proposed Transaction
     In connection with the proposed transaction described above, Weatherford-Bermuda will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, 515 Post Oak Blvd., Houston, Texas 77027 or (713) 693-4000.
     Weatherford and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the proposed transaction. Information about these persons is set forth in Weatherford’s proxy statement relating to its 2008 Annual Meeting of Shareholders, as filed with the SEC on April 28, 2008. Shareholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of Weatherford’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, which will be filed with the SEC.

Item 9.01. Exhibits
     (c) Exhibits
2.1	Share Exchange Agreement dated as of December 10, 2008, among Weatherford International Ltd., a Bermuda exempted company, and Weatherford International Ltd., a Swiss company

99.1	Press release, dated December 10, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.

Dated: December 10, 2008	/s/ BURT M. MARTIN

Burt M. Martin,
Senior Vice President